Winthrop Realty Trust
Supplemental Operating and Financial Data
For the Period Ended September 30, 2015

Winthrop Realty Trust
Comparison of Realized Sales Proceeds to December 31, 2013 Net Asset Value

	December 31, 2013 Reported NAV Range			Sales Costs Adjustment [1]	December 31, 2013 Modified NAV Range			Date Sold/Repaid	Actual Proceeds After Sales Costs [3]
Loans Sold/Repaid
Hotel Wales - Whole Loan	$6,000	to	$6,000	$-	$6,000	to	$6,000	7-Feb-14	$6,002
San Marbeya - Whole Loan	13,810	to	13,810	-	13,810	to	13,810	7-Feb-14	13,726
500-512 Seventh Ave - B Note	10,373	to	10,373	-	10,373	to	10,373	7-Feb-14	10,344
Wellington Tower - Mezzanine Loan	3,102	to	3,102	-	3,102	to	3,102	7-Feb-14	3,102
Legacy Orchard - Corporate Loan	9,750	to	9,750	-	9,750	to	9,750	11-Feb-14	9,790
Queensridge - Whole Loan	4,600	to	4,600	-	4,600	to	4,600	31-Mar-14	4,695
Stamford - Mezzanine Loan	9,415	to	9,415	-	9,415	to	9,415	6-Aug-14	9,450
The Shops at Wailea - B Note	7,644	to	7,644	-	7,644	to	7,644	7-Aug-14	7,556
Pinnacle - B Note	5,108	to	5,108	-	5,108	to	5,108	22-Oct-14	4,970
Playa Vista - Mezzanine Loan	12,823	to	14,323	-	12,823	to	14,323	9-Dec-14	19,959	[4	]
Edens Norridge - Mezzanine Loan	16,000	to	16,000	-	16,000	to	16,000	9-Oct-15	19,000	[6	]

Operating Properties Sold
Newbury Apartments - Meriden, CT	5,600	to	5,600	(766)	4,834	to	4,834	26-Feb-14	5,734
River City - Chicago, IL	5,493	to	5,493	-	5,493	to	5,493	5-Mar-14	5,800
High Point - Hillside, IL	-	to	-	-	-	to	-	5-Mar-14	-
1701 E. Woodfield - Shaumburg, IL	1	to	301	-	1	to	301	5-Mar-14	150
Enterprise - Westchester, IL	-	to	45	-	-	to	45	5-Mar-14	50
Crossroads I and II - Englewood, CO	30,175	to	30,175	(466)	29,709	to	29,709	1-May-14	30,634
Amherst - Amherst, NY	24,027	to	25,743	(712)	23,315	to	25,031	25-Jun-14	23,788
Fenway Wateridge - San Diego, CA	350	to	840	-	350	to	840	6-Aug-14	2,383
223 West Jackson - Chicago, IL	5,804	to	6,001	-	5,804	to	6,001	8-Sep-14	5,769
5400 Westheimer - Houston, TX	7,616	to	11,402	-	7,616	to	11,402	15-Oct-14	10,750
Waterford Apartments - Memphis, TN	15,787	to	16,992	(344)	15,443	to	16,648	16-Oct-14	15,516
Kroger - Atlanta, GA	1,992	to	2,158	(112)	1,880	to	2,046	20-Oct-14	1,464
Kroger - Greensboro, NC	2,444	to	2,750	(42)	2,402	to	2,708	20-Oct-14	1,708
San Pedro - San Pedro, CA [2]	20,290	to	20,290	(481)	19,809	to	19,809	24-Oct-14	23,319	[2	]
Kroger - Louisville, KY	1,945	to	2,140	(180)	1,765	to	1,960	25-Nov-14	2,320
1515 Market Street - Philadelphia, PA	27,807	to	32,980	(3,433)	24,374	to	29,547	2-Dec-14	40,304
Sealy Joint Venture - Northwest Atlanta	2,546	to	3,215	-	2,546	to	3,215	23-Dec-14	5,641
South Burlington, VT	1,991	to	2,305	(147)	1,844	to	2,158	23-Dec-14	2,552
Monroe - Phoenix, AZ [2]	40,579	to	40,579	(578)	40,001	to	40,001	14-Apr-15	50,072	[2	]
Vintage - Various	67,625	to	77,145	(1,035)	66,590	to	76,110	1-Jun-15	80,138	[5	]
Cerritos - Cerritos, CA	4,271	to	5,397	(436)	3,835	to	4,961	16-Sep-15	6,174

Totals to Date	$364,968		$391,676	$(8,732)	$356,236		$382,944		$422,860

Notes

[1]
At December 31, 2013, the Net Asset Value reported did not deduct for any costs estimated to be incurred in connection with a sale of the asset.  In order to present a comparable analysis,management has adjusted the previously reported Net Asset Value to give effect for the actual sales costs incurred.

[2]
The San Pedro and Monroe properties were encumbered by a cross collateralized loan of $150.0 million.  All of the net proceeds were utilized to pay down the $150.0 million mortgage debt.The actual proceeds after sales are the net proceeds before the paydown of the debt.

[3]
Includes sales costs only and does not include prorations for accrued real estate taxes, other liabilities or cash.  Those amounts were reported in the December 31, 2013 supplement separately under cash and accounts payable.

[4]	At December 31, 2013 the Trust owned a 50% interest in this loan. The remaining 50% interest was purchased in 2014, for $14.0 million, which has been deducted from the actual proceeds.

[5]	The Trust contributed an additional $5,645 to the venture on January 2, 2015. The Trust received $5,740 on the sale of the investment which has been deducted from the actual proceeds.

[6]
The investment was not held at December 31, 2013.  The December 2013 NAV above represents the amount invested which amount was included in cash on the December 31, 2013 NAV.On March 5, 2014 the Trust originated a $15,500,000 mezzanine loan and acquired interests in the collateral for $500,000.  Actual proceeds include repayment of the loan and the participation interest, and the sale of its interests in the collateral.

CONSOLIDATED STATEMENTS OF NET ASSETS
(Liquidation Basis)
(unaudited, in thousands)

	September 30,	December 31,
	2015	2014
ASSETS
Investments in real estate	$480,898	$557,325
Equity investments	280,617	389,921
Cash and cash equivalents	56,716	127,583
Restricted cash held in escrows	8,269	5,831
Loans receivable	8,386	24,005
Secured financing receivable	29,197	29,210
Accounts receivable	1,327	1,468
Loan securities	-	918
TOTAL ASSETS	865,410	1,136,261

LIABILITIES
Mortgage loans payable	223,174	296,954
Senior notes payable	-	71,265
Liability for non-controlling interests	45,886	46,564
Liability for estimated costs in excess of estimated receipts during liquidation	30,881	31,253
Dividends payable	1,550	82,353
Accounts payable, accrued liabilities and other liabilities	9,490	10,794
Related party fees payable	1,837	2,374
TOTAL LIABILITIES	312,818	541,557

COMMITMENTS AND CONTINGENCIES
Net assets in liquidation	$552,592	$594,704

WINTHROP REALTY TRUST INVESTOR INFORMATION

TRANSFER AGENT	INVESTOR RELATIONS

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Carolyn Tiffany, Investor Relations Winthrop Realty Trust P.O. Box 9507 7 Bulfinch Place, Suite 500 Boston, MA 02114-9507 phone: 617.570.4614 fax: 617.570.4746